Exhibit 10.3

PERSHING GOLD CORPORATION

SECOND AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Second Amendment, dated as of December 23, 2013 (this “Amendment”), to the Executive Employment Agreement, dated as of February 9, 2012 and as amended pursuant to the First Amendment to the Executive Employment Agreement on February 8, 2013 (the “Agreement”), is entered into by and between Stephen Alfers (“Executive”) and Pershing Gold Corporation (formerly Sagebrush Gold Ltd.), a Nevada corporation (the “Corporation”).

A.                                    Pursuant to the Executive Employment Agreement, dated as of February 9, 2012, Executive was granted Twelve Million (12,000,000) shares (the “Shares”) of Restricted Stock, par value $0.0001 per Share, of the Corporation pursuant to and subject to the terms of the Corporation’s 2012 Equity Incentive Plan (the “Plan”).

B.                                    Pursuant to the First Amendment to the Executive Employment Agreement, dated as of February 8, 2013, the vesting of certain of the Shares was deferred until March 14, 2014.

C.                                    The Corporation and Executive has agreed, to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendments to Executive Employment Agreement.  The Agreement is hereby further amended as follows:

A.                                    Exhibit A to the Agreement is deleted in its entirety and replaced with Exhibit A attached hereto.

2.                                      No Other Changes.  Except for the amendments contained in Section 1 hereof, the Agreement is hereby ratified and confirmed and shall continue in full force and effect without any further amendments or changes.

3.                                      Counterparts.  This Amendment may be executed in counterparts each of which taken together shall constitute one and the same instrument.

4.                                      Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada without reference to principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

EXECUTIVE:

/s/ Stephen Alfers
Stephen Alfers

PERSHING GOLD CORPORATION

By:	/s/ Eric Alexander
Name:	Eric Alexander
Title:	Vice President of Finance and Controller

Exhibit A

Vesting of Restricted Stock Grant

i.                  3,000,000 shares of restricted common stock shall vest February 9, 2014

ii.               6,000,000 shares of restricted common stock (including the Registrable Equity Grant) shall vest on December 26, 2013; and

iii.            3,000,000 shares of restricted common stock shall vest February 9, 2015.